As filed with the Securities and Exchange Commission on April 2, 2007

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HILL INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	20-0953973
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

303 LIPPINCOTT CENTRE, MARLTON, NEW JERSEY	08053
(Address of principal executive offices)	(Zip Code)

HILL INTERNATIONAL, INC. 2006 EMPLOYEE STOCK OPTION PLAN
HILL INTERNATIONAL, INC. 2007 RESTRICTED STOCK GRANT PLAN
(Full Title of the Plans)

Irvin E. Richter
Chairman and Chief Executive Officer
Hill International, Inc.
303 Lippincott Centre
Marlton, New Jersey 08053
(856) 810-6200
(Name, address and telephone number of agent for service)

(856) 810-6200
(Telephone number, including area code, of agent for service)

With a copy to:
Jeffrey A. Baumel, Esq.
Jeremy L. Hirsh, Esq.
McCarter & English, LLP
Four Gateway Center
Newark, NJ 07102
(973) 622-4444

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,480,000	$7.23	$10,700,400	$328.50

(1) This Form S-8 is registering an aggregate of 1,480,000 shares of common stock, par value $0.0001 per share, (the “Common Stock”) of Hill International, Inc., consisting of 1,140,000 shares of Common Stock that may be issued pursuant to awards made under the Hill International, Inc. 2006 Employee Stock Option Plan and 340,000 shares of Common Stock that may be issued pursuant to awards made under the Hill International, Inc. 2007 Restricted Stock Grant Plan. This Registration Statement covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends, and similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, and based on the average of the high and low sales price of the Registrant’s Common Stock on the Nasdaq Stock Market on March 30, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent to the participants in the (1) Hill International, Inc. 2006 Employee Stock Option Plan and (2) Hill International, Inc. 2007 Restricted Stock Grant Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission, but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. Registrant Information and Employee Plan Annual Information.

Hill International, Inc. will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Hill International, Inc., 303 Lippincott Centre, Marlton, New Jersey 08053, Attention: General Counsel; telephone: (856) 810-6200.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

The following documents have been filed by Hill International, Inc., a corporation organized under the laws of the State of Delaware (the “Company” or the “Registrant”), with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference (Commission File No. 000-50781):

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006; and

(b)
The description of the Common Stock included in the section entitled “Description of Securities” in the registration statement on Form S-1, as amended, which was initially filed with the Commission on April 23, 2004.

All documents filed after the date hereof by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, excluding those filings made under items 2.02 or 7.01 of Form 8-K, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from their respective dates of filing until the information contained in such documents superseded or updated by any subsequently filed document which is incorporated by reference into this registration statement.

ITEM 4. Description of Securities.

Not applicable.

ITEM 5. Interests of Named Experts and Counsel.

Not applicable.

ITEM 6. Indemnification of Directors and Officers.

The Registrant’s certificate of incorporation provides that all directors, officers, employees and agents of the Registrant shall be entitled to be indemnified by the Registrant to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Paragraph B of Article Eighth of the Registrant’s certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

The Registrant’s bylaws provide the power to indemnify its officers, directors, employees and agents or any person serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. Exemption from Registration Claimed.

Not Applicable.

ITEM 8. Exhibits.

Exhibit No.	Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant (previously filed with the Securities and Exchange Commission as Annex B to the Registrant’s Definitive Proxy Statement (000-50781) on June 6, 2006 and incorporated herein by reference).

4.2
Bylaws of the Registrant (Previously filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registration Statement on Form S-1 (333-114816) on April 23, 2004 and incorporated herein by reference).

4.3	Hill International, Inc. 2006 Employee Stock Option Plan (Filed herewith).

4.4	Hill International, Inc. 2007 Restricted Stock Grant Plan (Filed herewith).

5.1	Opinion of McCarter & English, LLP (Filed herewith).

23.1	Consent of Amper, Politziner & Mattia P.C. (Filed herewith).

24.1	Power of Attorney (included on signature page hereto).

 ITEM 9. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hill International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Marlton, State of New Jersey on April 2, 2007.

HILL INTERNATIONAL, INC.

By:	/s/ Irvin E. Richter
Irvin E. Richter
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each of the undersigned constitutes and appoints Irvin E. Richter and David L. Richter, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon the filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities.

Signature	Title	Date

/s/ Irvin E. Richter	Chairman of the Board and	April 2, 2007
Irvin E. Richter	Chief Executive Officer
(principal executive officer)

/s/ David L. Richter	President and Chief Operating	April 2, 2007
David L. Richter	Officer and Director

/s/ John Fanelli III	Senior Vice President and Chief	April 2, 2007
John Fanelli III	Financial Officer (principal
financial and accounting officer)

/s/ Ronald F. Emma	Senior Vice President and Chief	April 2, 2007
Ronald F. Emma	Accounting Officer (principal
accounting officer)

/s/ Eric S. Rosenfeld	Director	April 2, 2007
Eric S. Rosenfeld

/s/ Alan S. Fellheimer	Director	April 2, 2007
Alan S. Fellheimer

/s/ Brian W. Clymer	Director	April 2, 2007
Brian W. Clymer

/s/ William J. Doyle	Director	April 2, 2007
William J. Doyle

/s/ Arnaud Ajdler	Director	April 2, 2007
Arnaud Ajdler

EXHIBIT INDEX

4.1
Amended and Restated Certificate of Incorporation of the Registrant (previously filed with the Securities and Exchange Commission as Annex B to the Registrant’s Definitive Proxy Statement (000-50781) on June 6, 2006 and incorporated herein by reference).

4.2
Bylaws of the Registrant (Previously filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registration Statement on Form S-1 (333-114816) on April 23, 2004 and incorporated herein by reference).

4.3	Hill International, Inc. 2006 Employee Stock Option Plan. (Filed herewith).

4.4	Hill International, Inc. 2007 Restricted Stock Grant Plan (Filed herewith).

5.1	Opinion of McCarter & English, LLP. (Filed herewith).

23.1	Consent of Amper, Politziner & Mattia P.C. (Filed herewith).

24.1	Power of Attorney (included on signature page hereto).